Exhibit 99.1

Permian Basin Royalty Trust

PERMIAN BASIN ROYALTY TRUST ANNOUNCES OCTOBER CASH DISTRIBUTION, EXCESS COST POSITION ON WADDELL RANCH PROPERTIES AND NOTICE OF SPECIAL MEETING CALLED BY SOFTVEST

DALLAS, Texas, October 21, 2025 – Argent Trust Company, as Trustee of the Permian Basin Royalty Trust (NYSE: PBT) (“Permian” or the “Trust”) today declared a cash distribution to the holders of its units of beneficial interest of $0.020021 per unit, payable on November 17, 2025, to unit holders of record on October 31, 2025. The distribution does not include proceeds from the Waddell Ranch properties, as total production costs (“Production Costs”) exceeded gross proceeds (“Gross Proceeds”) for the month of August, resulting in a continuing excess cost position for the Waddell Ranch properties. More information regarding the Waddell Ranch properties is described below.

This month’s distribution decreased compared to the previous month due primarily to the absence of the first settlement payment from Blackbeard Operating LLC that was included in the prior month’s distribution. The decrease was offset in part, due to the Texas Royalty Properties having higher oil and natural gas volumes and natural gas prices, partially offset by lower oil prices for the month reported.

WADDELL RANCH

Information from Blackbeard, the operator of the Waddell Ranch properties, necessary to calculate the net profits interest (“NPI”) proceeds for a given month is received after the announcement date for the month’s distribution. As a result, in accordance with the Trust indenture, if NPI proceeds are received from the Waddell Ranch properties on or prior to the record date, they will be included in the following month’s distribution.

As noted above, no proceeds were received by the Trustee in September 2025 to be included in the October distribution. All excess costs, including any accrued interest, will need to be recovered by future proceeds from the Waddell Ranch properties before any proceeds are distributed to the Trust. Due to the fact that Blackbeard provides production, pricing and cost information quarterly instead of monthly, the Trustee will be disclosing that information in the quarterly reports on Form 10-Q and annual reports on Form 10-K for the foreseeable future (to the extent timely received from Blackbeard).

TEXAS ROYALTY PROPERTIES

Production for the underlying Texas Royalty Properties was 16,239 barrels of oil and 13,282 Mcf of gas. The production for the Trust’s allocated portion of the Texas Royalty Properties was 14,323 barrels of oil and 11,709 Mcf of gas. The average price for oil was $65.08 per bbl and for gas was $8.10, which includes significant NGL pricing, per Mcf. This would mainly reflect production and pricing in July for oil and June for gas. These allocated volumes were impacted by the pricing of both oil and gas. This production and pricing for the underlying properties resulted in revenues for the Texas Royalty Properties of $1,164,303. Deducted from these revenues were taxes and expenses of $140,125 resulting in a Net Profit of $1,024,178 for September. With the Trust’s NPI of 95% of the Underlying Properties, this would result in a net contribution by the Texas Royalty Properties of $972,969 to this month’s distribution.

	Underlying Properties		Net to Trust Sales
	Volumes		Volumes		Average Price
	Oil (bbls)	Gas (Mcf)	Oil (bbls)	Gas (Mcf) (1)	Oil (per bbl)	Gas (per Mcf) (2)
Current Month

Waddell Ranch	(3)	(3)	(3)	(3)	(3)	(3)
Texas Royalties	16,239	13,282	14,323	11,709	$65.08	$8.10

Prior Month
Waddell Ranch	(3)	(3)	(3)	(3)	(3)	(3)
Texas Royalties	15,856	12,275	13,944	10,800	$65.76	$6.65

(1) These volumes are net to the Trust, after allocation of expenses to Trust’s net profit interest, including any prior period adjustments.

(2) This pricing includes sales of gas liquid products.

(3) Information is not being made available monthly but may be provided within 30 days next following the close of each calendar quarter. To the extent the Trustee receives such information timely following the quarter, information will be included in the Trust’s quarterly report on Form 10-Q for the applicable quarter (or the annual report on Form 10-K with respect to the fourth quarter).

General and Administrative Expenses deducted for the month, net of interest earned were $39,774 resulting in a distribution of $933,195 to 46,608,796 units outstanding, or $0.020021 per unit.

The worldwide market conditions continue to affect the pricing for domestic production. It is difficult to predict what effect these conditions will have on future distributions.

SPECIAL MEETING

As previously announced, on October 10, 2025, the Trustee received a request from SoftVest Advisors, LLC (“SoftVest”), together with other holders of units of beneficial interest (“Units”) who collectively with SoftVest own more than 15% of the outstanding Units of the Trust, to call a special meeting (“Special Meeting”) of the Trust’s Unit holders to be held on December 16, 2025, with a record date of November 11, 2025. The purpose of the Special Meeting requested by the Unit holders is to present for a vote by the Trust’s Unit holders a proposal in support of SoftVest or another appropriate party taking appropriate actions to effect the judicial reformation of the Trust’s Indenture to provide that the affirmative vote of a majority of Units cast at a special meeting (at which a quorum is present) be sufficient to approve any amendment to the Trust Indenture. In accordance with the terms of the Trust’s Indenture, the Trustee intends to call the Special Meeting. Additional details regarding the Special Meeting will be set forth in the Trustee’s notice of special meeting to be mailed to Unit holders at a later date and are also expected to be set forth in a definitive proxy statement to be filed by SoftVest with respect to the Special Meeting.

IMPORTANT ADDITIONAL INFORMATION AND WHERE TO FIND IT

This press release is not a proxy solicitation. None of the Trust, the Trustee, or its officers or directors, are soliciting proxies in connection with the Special Meeting and are not participants in any solicitation of proxies by SoftVest and/or other Unit holders in connection with the Special Meeting. The Trustee and the Trust are making this communication for informational purposes only and do not intend to file a proxy statement with respect to the Special Meeting.

SoftVest has filed a preliminary proxy statement, and the Trustee anticipates that SoftVest and/or other Unit holders will file a definitive proxy statement with the Securities and Exchange Commission in connection with the Special Meeting. Unit holders are strongly encouraged to read the preliminary proxy statement and the definitive proxy statement when it becomes available because it will contain important information. Unit holders may obtain a free copy of the proxy statement, any amendments and documents that SoftVest and/or any other Unit holders or the Trust files with the SEC from the SEC’s website at www.sec.gov.

The 2024 Annual Report with Form 10-K, which includes the December 31, 2024, Reserve Summary, has been filed with the Securities Exchange Commission. Permian’s cash distribution history, current and prior year financial reports, tax information booklets, and a link to filings made with the Securities and Exchange Commission, all can be found on Permian’s website at http://www.pbt-permian.com/. Additionally, printed reports can be requested and are mailed free of charge.

FORWARD-LOOKING STATEMENTS

Any statements in this press release about future events or conditions, and other statements containing the words “estimates,” “believes,” “anticipates,” “plans,” “expects,” “will,” “may,” “intends,” and similar expressions, other than historical facts, constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Factors or risks that could cause the Trust’s actual results to differ materially from the results the Trustee anticipates include, but are not limited to the factors described in Part I, Item 1A, “Risk Factors” of the Trust’s Annual Report on Form 10-K for the year ended December 31, 2024, and Part II, Item 1A, “Risk Factors” of subsequently filed Quarterly Reports on Form 10-Q.

Actual results may differ materially from those indicated by such forward-looking statements. In addition, the forward-looking statements included in this press release represent the Trustee’s views as of the date hereof. The Trustee anticipates that subsequent events and developments may cause its views to change. However, while the Trustee may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Trustee’s views as of any date subsequent to the date hereof.

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Contact: Nancy Willis, Director of Royalty Trust Services, Argent Trust Company, Trustee, Toll Free – 1.855.588.7839